UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

DEBUT BROADCASTING CORPORATION, INC.

(Name of Registrant As Specified In Its Charter)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DEBUT BROADCASTING CORPORATION, INC.
1209-16TH Avenue South, Suite 200, Nashville, TN 37212
March 31, 2008

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

Dear Stockholder:

This Notice and Information Statement are being furnished to you to provide a description of actions taken on March 31, 2008 by the holders of approximately 53% of our outstanding shares of Common Stock in accordance with Sections 78.320 and 78.565 of the Nevada Revised Statutes and our articles of incorporation and bylaws. This Information Statement is first being mailed to stockholders on or about April 14, 2008 and relates to the adoption by the majority of our stockholders of the Amended and Restated Articles of Incorporation of Debut Broadcasting Corporation, Inc., the full text of which is included hereto as Annex A to this Information Statement. Our board of directors approved the Amended and Rested Articles of Incorporation on March 31, 2008.

We will not take the above described corporate action until a date not less than 20 calendar days after we mail this Information Statement to our record stockholders. Pursuant to the provisions of the Nevada Revised Statutes and our Articles of Incorporation and our bylaws, the holders of at least a majority of the outstanding shares of our common stock are permitted to approve the amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other shareholders of our company. This written consent assures that the amendment will occur without your vote. Under applicable federal securities laws, a corporate action approved in a written consent of stockholders cannot be taken until at least 20 calendar days after the date on which an information statement in definitive form is mailed to stockholders in accordance with SEC rules.

The full text of the Amended Restated Articles of Incorporation is included as Annex A to the accompanying Information Statement. Our board of directors approved the terms of the Amended and Rested Articles of Incorporation on March 31, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters.  The accompanying Information Statement is furnished only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and related provisions.

By Order of the Board of Directors President, CEO and Director

INFORMATION STATEMENT

DEBUT BROADCASTING CORPORATION, INC.
1209-16TH Avenue South, Suite 200, Nashville, TN 37212
March 31, 2008

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

This Information Statement is being mailed on or about April 14, 2008 to our stockholders of record at the close of business on March 31, 2008 to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

On March 31, 2008, the holders of 10,436,983 shares of Common Stock, representing approximately 53% of the total number of issued and outstanding shares of our capital stock entitled to vote on this matter, approved the adoption of the Amended and Restated Articles of Incorporation of Debut Broadcasting Corporation, Inc., the full text of which is included hereto as Annex A to this Information Statement. Our board of directors approved the Amended and Rested Articles of Incorporation on March 31, 2008.

Our existing Articles of Incorporation are inadequate for our current needs, and lack certain important provisions found in more sophisticated and modern articles of incorporation. There are several key substantive differences between our current articles and the Amended and Restated Articles. First, the Amended and Restated Articles authorize the issuance of up to 10,000,000 shares of Preferred Stock and grant our Board of Directors discretion to fix the terms of this Preferred Stock by filing a certificate of designation with the Nevada Secretary of State, including to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including. The issuance of any shares of Preferred Stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of Preferred Stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. We are not currently aware of any attempt to take over or acquire our company. While it may be deemed to have potential anti-takeover effects, the amendment is not prompted by any specific effort or takeover threat currently perceived by management.

Second, the Amended and Restated Articles add provisions substantially similar to those presently contained in our bylaws regarding indemnification of our officers and directors and the advancement to them of any expenses incurred in connection with any proceeding brought against any of our officers and directors arising out of or related to their service in such capacities.

Third, should we become a “resident domestic corporation” as that term is defined under Nevada’s corporate law, the anti-takeover provisions of NRS 78.411 to 78.444 will not apply to us. This will likely make it more difficult for us to resist an unwanted takeover. At present, we are not a “resident domestic corporation” within the meaning of Nevada corporate law.

Fourth, the Amended and Restated Articles reserve to our Board of Directors the power to amend our bylaws. The effect of this will be that the shareholders can no longer amend our bylaws without first amending our articles of incorporation to grant them this power. This will make it more difficult for our shareholders to amend our bylaws.

None of the following has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter acted upon:

1.	Each person who has been a director or an officer of the registrant at any time since the beginning of the last fiscal year.
2.	Each nominee for election as a director of the registrant.
3.	Each associate of the foregoing persons.

We will not take the above described corporate action until a date not less than 20 calendar days after we mail this Information Statement to our record stockholders. Under applicable federal securities laws, a corporate action approved in a written consent of stockholders cannot be taken until at least 20 calendar days after the date on which an information statement in definitive form is mailed to stockholders in accordance with SEC rules.  As of March 31, 2008, we had 19,794,381 shares of Common Stock issued and outstanding, all of which are voting securities that would be entitled to vote on this matter at a special meeting of stockholders if one were to be held.  Each share of Common Stock is entitled to one vote.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible, our board of directors obtained the written consent of our stockholders who, in the aggregate, hold shares representing more than 50% of the Company's issued and outstanding shares of voting capital stock.  Accordingly, no other vote or stockholder action is required.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.  We will also pay the expenses of furnishing this Information Statement, including the costs of preparing, assembling and mailing this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  NO VOTE OR OTHER ACTION BY OUR STOCKHOLDERS IS REQUIRED IN RESPONSE TO THIS INFORMATION STATEMENT.  NEVERTHELESS, YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY AND IN ITS ENTIRETY.

Any stockholder who desires more information regarding us may review our filings with the Securities and Exchange Commission. We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Copies of the reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Our Common Stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol “DBTB.OB”

The date of this Information Statement is March 31, 2008.